Exhibit 14.1
Consent of Independent Registered Public Accounting Firm
The Board of Directors
Inotera Memories, Inc.:
We consent to the use of our report dated March 1, 2007 related to the financial statements of Inotera Memories, Inc., in the annual report on Form 20-F, as amended by Amendment No. 1 thereto dated March 30, 2007, of Qimonda AG.
/s/ KPMG Certified Public Accountant
Taipei, Taiwan (the Republic of China)
March 29, 2007

KPMG Certified Public Accountants, a Taiwan licensed public accounting
Firm, is the Taiwan member firm of KPMG International, a Swiss cooperative.